UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013 (May 9, 2013)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CĪON Investment Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 9, 2013.  As of March 21, 2013, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 1,712,122.7 shares of common stock were eligible to be voted, and 1,043,882.08 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of one member of the Board of Directors of the Company to serve until the 2016 annual meeting of shareholders or until his successor is duly elected and qualified; and

•	Proposal No. 2 – the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The director nominee listed in the Company’s 2013 proxy statement was elected by the Company’s shareholders at the Annual Meeting. The votes for, votes withheld and broker non-votes for such director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James J. Florio	1,038,947.71	4,934.37	0

The proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was also approved by the Company’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	1,038,947.71
Votes Against	0
Abstentions	4,934.37
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	May 10, 2013	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer